EXHIBIT 3a.
Articles of Amendment


                              ARTICLES OF AMENDMENT
                                       OF
                           WINNEBAGO INDUSTRIES, INC.


     TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendments to the corporation's articles of incorporation.

          1. The name of the corporation is Winnebago Industries, Inc.

          2. Article IV of the Articles of Incorporation of Winnebago Industries, Inc., as previously amended and restated, is further amended to read as follows:

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is: seventy million (70,000,000), of which sixty million (60,000,000) shall be shares of Common Stock, $.50 par value, and ten million (10,000,000) shall be shares of Preferred Stock, $.01 par value ("SERIES PREFERENCE STOCK").

     A statement of the designations and the powers, preferences and rights of such classes of stock and the qualifications, limitations or restrictions thereof, the fixing of which by the Articles of Incorporation is desired, and the authority of the Board of Directors to fix, by resolution or resolutions, the designations and the powers, preferences and rights of such classes of stock or the qualifications, limitations or restrictions thereof, which are not fixed hereby, are as follows:

A.   Provisions Applicable to All Series of Series Preference Stock.

          (1) Shares of Series Preference Stock may be issued from time to time in one or more series. The voting powers, designations, preferences, limitations and relative rights of each series may differ from those of any and all other series already outstanding; the terms of each series shall be specified in the resolution or resolutions hereinafter referred to; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Series Preference Stock, the voting powers, designations, preferences, limitations and relative rights of each series, including, but without limiting the generality of the foregoing, the following:

               (a) The rate and times at which, and the terms and conditions on which, dividends on the Series Preference Stock of such series shall be paid;

               (b) The right, if any, of holders of Series Preference Stock of such series to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

               (c) The redemption price or prices and the time at which, and the terms and conditions on which, Series Preference Stock of such series may be redeemed;

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               (d) The rights of the holders of Series Preference Stock of such series upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

               (e) The voting power, if any, of the Series Preference Stock of such series; and

               (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Series Preference Stock of such series.

          (2) All shares of each series shall be identical in all respects to the other shares of such Series. The rights of the Common Stock of the Corporation shall be subject to the preferences and relative participating, optional and other special rights of the Series Preference Stock of each series as fixed herein and from time to time by the Board of Directors as aforesaid.

B.   Provisions Applicable to Common Stock.

          (1) After the requirements with respect to preferential dividends upon the Series Preference Stock of all classes and series thereof shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or redemption or purchase account for the benefit of any class or series thereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

          (2) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series thereof of Series Preference Stock then outstanding in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and subject any additional or special rights of the Series Preference Stock as to the remaining assets of the Corporation for distribution, the holders of the Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          (3) Each holder of Common Stock shall have one vote in respect of each share of such stock held by such holder.

          3. The date of adoption of the amendment to Article IV was January 11, 2000.

          4. The amendment to Article IV was approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment to
     Article IV, and the number of votes of each voting group indisputably represented at the meeting is as follows:

                                          VOTES ENTITLED
      DESIGNATION OF          SHARES       TO BE CAST ON     VOTES REPRESENTED
          GROUP            OUTSTANDING       AMENDMENT           AT MEETING
          -----            -----------       ---------           ----------
     Common Stock, par     21,827,651        21,827,651           19,602,899
         value $.50

     4A. The total number of votes cast for the amendment to Article IV by each voting group entitled to vote separately on the amendment to Article IV is as follows:

             VOTING GROUP            VOTES FOR   VOTES AGAINST   VOTES ABSTAINED
             ------------            ---------   -------------   ---------------
      Common Stock, $.50 par value   12,108,884    4,561,968       2,932,047

     The number of votes cast for the amendment to Article IV by each voting group was sufficient for approval by that voting group.

     2. Article VI of the Articles of Incorporation of Winnebago Industries, Inc., as previously amended and restated is further amended to read as follows:

DIRECTORS

     The number of directors constituting the Board of Directors of the Corporation shall be not more than fifteen (15) and not less than three (3), the precise number to be determined by resolution of the Board of Directors from time to time.

     Effective with the election of the directors at the annual meeting of shareholders to be held in 2000, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws; one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2001, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2002, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2003, with the respective members of each class to hold office until their respective successors are elected and qualified. At each annual meeting of shareholders commencing with the annual meeting in 2001, the successors to the class of directors whose term then expires shall be elected to serve a three-year term and until their successors are duly elected and qualified. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any increase or decrease in the number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

     Shareholders may remove directors only for cause.

     Notwithstanding anything contained herein to the contrary, the affirmative vote of the holders of seventy-five percent (75%) of all issued and outstanding shares of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal this Article VI or any provision hereof at any annual or special meeting of shareholders.

     3. The date of adoption of the amendment to Article VI was January 11, 2000.

     4. The amendment to Article VI was approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment to Article VI, and the number of votes of each voting group indisputably represented at the meeting is as follows:

                                          VOTES ENTITLED
      DESIGNATION OF          SHARES       TO BE CAST ON     VOTES REPRESENTED
          GROUP            OUTSTANDING       AMENDMENT           AT MEETING
          -----            -----------       ---------           ----------
     Common Stock, par     21,827,651        21,827,651          19,602,899
        value $.50

     4A. The total number of votes cast for and against the amendment to Article VI by each voting group entitled to vote separately on the amendment to Article VI is as follows:


             VOTING GROUP            VOTES FOR   VOTES AGAINST   VOTES ABSTAINED
             ------------            ---------   -------------   ---------------
      Common Stock, $.50 par value   11,981,563    4,714,699        2,906,637

     The number of votes cast for the amendment to Article VI by each voting group was sufficient for approval by that voting group.

The effective date and time of this document is the time of filing on the date it is filed.


                                       WINNEBAGO INDUSTRIES, INC.


                                       By /s/ Bruce D. Hertzke
                                          ----------------------------------
                                          Bruce D. Hertzke
                                          Chairman of the Board,
                                          Chief Executive Officer, and
                                          President

Articles of Amendment


                              ARTICLES OF AMENDMENT
                                       OF
                           WINNEBAGO INDUSTRIES, INC.


     TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to Section 1002 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation's articles of incorporation.

     1. The name of the corporation is Winnebago Industries, Inc.

     2. The Articles of Incorporation of Winnebago Industries, Inc., as previously amended and restated are further amendment by adding the following:


                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                           WINNEBAGO INDUSTRIES, INC.


                       (Pursuant to Section 490.602 of the
                         Iowa Business Corporation Act)

     Winnebago Industries, Inc., a corporation organized and existing under the Iowa Business Corporation Act (hereinafter referred to as the "CORPORATION"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (hereinafter referred to as the "BOARD OF DIRECTORS") pursuant to Section 490.602 of the Iowa Business Corporation Act at a meeting of the Board of Directors held on May 3, 2000:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Articles of Incorporation of the Corporation and Iowa law, the Board of Directors hereby creates a series of the Preferred Stock, par value $.01 per share (hereinafter referred to as the "PREFERRED STOCK"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:


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


SERIES A PREFERRED STOCK:

     SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock" (hereinafter referred to as the "SERIES A PREFERRED STOCK") and the number of shares constituting the Series A Preferred Stock shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, HOWEVER, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     SECTION 2. DIVIDENDS AND DISTRIBUTIONS. (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.50 per share (hereinafter referred to as the "COMMON STOCK"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     SECTION 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

     SECTION 4. CERTAIN RESTRICTIONS. (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, PROVIDED that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or


                                       -7

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     SECTION 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, PROVIDED that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


                                      -8-
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     SECTION 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

     SECTION 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock of the Corporation.

     SECTION 10. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     3. The date of adoption of the amendment was May 3, 2000.

     4. The amendment was adopted by the Board of Directors without action by the shareholders.

The effective date and time of this document is the time of filing on the date it is filed.

                                       WINNEBAGO INDUSTRIES, INC.


                                       By /s/ Bruce D. Hertzke
                                          ----------------------------------
                                          Bruce D. Hertzke
                                          Chairman of the Board,
                                          Chief Executive Officer, and
                                          President


                                      -9-